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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________



                                   FORM 8-K

                               _________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934


                               October 26, 2000
                                Date of Report



                                 T REIT, INC.
            (Exact name of registrant as specified in its charter)


          Virginia                 333-77229              52-2140299
          --------              ---------------           ----------
(State or other jurisdiction (Commission File No.)     (I.R.S. Employer
      of incorporation)                              Identification No.)



                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                   (Address of principal executive offices)



                                (877) 888-7348
             (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                             PROPERTY ACQUISITION

Northstar Crossing Shopping Center, Garland, Texas

     On October 26, 2000, we purchased the Northstar Crossing Shopping Center, a shopping center in Garland, Texas containing 67,560 rentable square feet, from GE Capital Real Estate under an agreement of sale and purchase. The seller is not affiliated with our company or our advisor, Triple Net Properties, LLC. We paid a total of $3,930,000 for the shopping center, and approximately $8,570 in additional acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $58.00 per square foot of leasable space.

     In connection with the purchase of this shopping center, Fair Oak, LLC, an entity affiliated with GE Capital Realty Group, Inc., provided a short-term acquisition loan in the amount of $2,695,000. The promissory note evidencing the loan provides for monthly interest-only payments commencing December 1, 2000 at a rate of 3.5% over the GECC Composite Commercial Paper Rate, currently 6.47%. The loan is due and payable in July, 2001 and is prepayable in whole or in part upon 10 days' prior written notice. The loan is secured by a first mortgage on the property. There are no loan fees or similar costs attached with the loan.

     Under the terms of the note, the GECC Composite Commercial Paper Rate is the average interest expense on the principal amount of the GECC Composite Commercial Paper outstanding for General Electric Capital Corporation's full fiscal month preceding the interest billing month. Fair Oak will determine the GECC Composite Commercial Paper Rate and evidence the rate by a certificate issued by an authorized employee of Fair Oak.

     GECC Composite Commercial Paper is General Electric Capital Corporation's outstanding commercial paper for terms of 12 months or less from sources within the United States but excluding the current portion of General Electric Capital Corporation's long term debt and its borrowings and interest expense. Average interest expense is the percentage obtained by dividing the interest expense on the GECC Composite Commercial Paper for the current fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during that fiscal month divided by the actual number of days in the fiscal month and multiplied by the actual number of days in the calendar year.

     The purchase of the property was unanimously approved by our board of directors, including our independent directors.

     The Northstar Crossing Shopping Center was built in 1986 and consists of three one-story brick and glass buildings containing a total of 67,560 rentable square feet. Two of the buildings adjoin either side of a United Artists Cinema. The third building is a 32,383 square foot free standing facility currently occupied by Gold's Gym. GE Capital Real Estate does not own or

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operate the building in which the United Artists Cinema is located, and we did not acquire it as part of our purchase of the shopping center.

     The shopping center is situated on 6.8 acres inclusive of the site which the United Artists Cinema building occupies. It has surface parking for approximately 855 cars and is located on the southeast corner of Belt Line Road and North Garland Road just south of the George W. Bush Tollway, also known as State Highway 190, which is the outer loop tollway system connecting all of the major suburbs in the northern areas of the Dallas/Ft. Worth metroplex.

     Garland, Texas is a rapidly growing community located approximately 15 miles northeast of downtown Dallas. Garland is the ninth largest city in Texas with a population of over 200,000.

     The property has 18 tenant spaces and is anchored by Gold's Gym, which is the only tenant occupying more than 10% of the total rentable square footage. With the exception of Nationwide Insurance, the remaining tenants of the shopping center are local tenants. As of October 26, 2000, the shopping center was 82.5% occupied.

     We have retained Triple Net Properties Realty, Inc., an affiliate of our advisor, to provide supervisory management services at the property. We will pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the property (currently $2,575 per month based on current gross income at the property) in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees. Under the terms of a submanagement agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. will pay Trammell Crow a property management fee equal to 3% of gross income from the property plus an amount not to exceed $1,000 per month for accounting and reporting charges. Trammell Crow is not affiliated with our company or our advisor.

Potential Property Acquisitions

     We currently are considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

  . our receipt of a satisfactory environmental survey and property appraisal for each property;

  . no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

  . our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

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     There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that we will acquire any additional properties.

Fees Paid in Connection with the Acquisition of Northstar Crossing Shopping
Center

Acquisition Expenses

     We will reimburse our advisor for costs and expenses of selecting, evaluating and acquiring properties, whether or not actually acquired, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, nonrefundable option payments on properties not acquired and other related expenses payable to our advisor and its affiliates. As of October 26, 2000, we had incurred $1,048 in acquisition expenses payable to our advisor.

Property Management Fee

     We will pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from our properties. This fee will be paid monthly. As of October 26, 2000, we had incurred $496 in property management fees payable to Triple Net Properties Realty, Inc.

Real Estate Commission

     The seller of the Northstar Crossing Shopping Center paid a real estate commission of $80,000 to Triple Net Properties Realty, Inc.

Compensation for Services

     We will pay our advisor for other property-level services including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. As of October 26, 2000 we had not incurred any fees for such services payable to our advisor.

Reimbursable Expenses

     We will reimburse our advisor for:

  . the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties, and

  . administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our

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     dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

     As of October 26, 2000, we had not incurred any reimbursable expenses payable to our advisor.

ITEM 5.  OTHER EVENTS.

                            STATUS OF OUR OFFERING

General

       On February 22, 2000 we commenced our offering of a maximum of 10 million shares and a minimum of 100,000 shares of our common stock at an offering price of $10.00 per share to the residents of the states listed in the prospectus. Our offering will terminate on the earlier of February 22, 2002, or the date on which we have sold the maximum offering.

       As of October 25, 2000, we had sold 526,506 shares, including 22,090 shares issued to our advisor, Triple Net Properties, LLC, and 1,229 shares issued to current shareholders under our dividend reinvestment program, resulting in gross proceeds of $5,240,842 (excluding funds from Pennsylvania investors) which exceeded the minimum offering amount of $1,000,000 and the escrow of subscriptions (other than funds received from Pennsylvania investors) has terminated. After the acquisition of the Christie Street Office Building described below and payment of selling commissions, marketing support, and due diligence reimbursement fees, we had approximately $3,443,466 to invest in properties as of October 25, 2000.

Subsequent State Registrations

       After the date of the prospectus, we registered the offering in Louisiana and Oklahoma. As a result, we now offer and sell shares of our common stock to residents of these states in addition to those listed in the prospectus. We expect to register the offering in Mississippi and New Mexico in the near future.

Fees and Expenses Paid in Connection with Our Offering

Selling Commissions

       NNN Capital Corp., the dealer manager, will receive 8% of the gross proceeds of our offering, or $0.80 for each share sold, and may reallow a portion of the selling commissions to broker-dealers participating in our offering. As of October 25, 2000, we had incurred $395,479 in selling commissions due to the dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

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       The dealer manager will receive one warrant for every 40 shares of common stock sold in our offering in states other than Arizona, Missouri, Ohio, or Tennessee and may reallow a portion of the warrants to broker-dealers participating in our offering. The dealer manager will not receive any warrants for shares sold under our dividend reinvestment plan. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00. As of October 25, 2000, we had issued 7,897 warrants to the dealer manager. In addition, we are obligated to issue an additional 2,920 warrants to the dealer manager in connection with shares sold after September 30, 2000. We expect to issue these warrants prior to the end of the fourth quarter of 2000.

Marketing Support and Due Diligence Reimbursement Fee

       We will pay the dealer manager an amount up to 1.5% of the gross proceeds of our offering, or up to $0.15 for each share sold, to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and to generally reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee. The dealer manager may reallow a portion of this fee to broker-dealers participating in our offering. As of October 25, 2000, we had incurred $75,151 in marketing support and due diligence reimbursement fees to the dealer manager, a portion of which has been reallowed to participating broker-dealers.

Other Organizational and Offering Expenses

       Our advisor may advance, and we will reimburse it for, organization and offering expenses incurred on our behalf in connection with our offering, including legal and accounting fees, filing fees, printing costs and selling expenses. As of October 25, 2000, we had incurred $131,021 in other organizational and offering expenses.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements: The financial statements required by Form 8-K and Regulation S-X will be filed within 60 days of the date this Form 8-K is required to be filed.

       It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

(c)      Exhibits.

       10.1 Purchase and Sale Agreement, dated October 25, 2000, by and between CMF Capital Company, L.L.C. and T REIT, L.P.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              T REIT, INC.


Date:  November 10, 2000      By:  /s/ Anthony W. Thompson
                                   -----------------------
                                   Anthony W. Thompson
                                   President and Chief Executive Officer

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